Exhibit 23.3

Consent of Independent Auditor

We consent to the incorporation by reference in this Registration Statement on Form S-3 of AquaVenture Holdings Limited of our report dated March 30, 2018, relating to the consolidated financial statements of Pure Health Solutions, Inc. appearing in the Current Report on Form 8-K/A filed by AquaVenture Holdings Limited on February 27, 2019.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Chicago, Illinois

March 8, 2019